EXHIBIT 21.1
SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Incorporation or Organization

ServiceNow Australia Pty Ltd	Australia
ServiceNow GmbH	Austria
ServiceNow Belgium BV	Belgium
Sweagle NV	Belgium
ServiceNow Brasil Gerenciamento de Servicos Ltda	Brazil
ServiceNow Canada Inc.	Canada
ServiceNow Costa Rica, S.R.L.	Costa Rica
ServiceNow Czechia s.r.o	Czech Republic
ServiceNow Ventures Holdings, Inc.	Delaware
data.world, Inc.	Delaware
DESCO House, LLC	Delaware
LightStep, Inc.	Delaware
Logik.io Inc.	Delaware
Moveworks, LLC	Delaware
Mission Secure, Inc.	Delaware
ServiceNow Delaware LLC	Delaware
ServiceNow Delaware Holdco LLC	Delaware
ServiceNow Denmark ApS	Denmark
ServiceNow EGY for Software and Platform Development LLC	Egypt
ServiceNow Finland Oy	Finland
Contexeo SAS	France
Moveworks France	France
ServiceNow France SAS	France
G2K Group GmbH	Germany
Raytion GmbH	Germany
Service-now.com GmbH	Germany
ServiceNow Hong Kong Limited	Hong Kong
Logik.io India Private Limited	India
Moveworks Private Limited	India
ServiceNow Data Services Private Limited	India
ServiceNow Software Development India Private Limited	India
ServiceNow International Treasury Limited	Ireland
ServiceNow Ireland Limited	Ireland
Service Now A.B Israel 2012 Ltd	Israel
ServiceNow Italy S.r.l.	Italy
ServiceNow Japan G.K.	Japan
ServiceNow Operations Mexico S. de R.L. de C.V.	Mexico
4Industry B.V.	Netherlands
4Industry Holding B.V.	Netherlands
ServiceNow International B.V.	Netherlands

ServiceNow Nederland B.V.	Netherlands
ServiceNow Norway AS	Norway
Swarm64 AS	Norway
ServiceNow Poland sp. z o.o.	Poland
ServiceNow Arabia Limited	Saudi Arabia
ServiceNow Regional Headquarter Company	Saudi Arabia
ServiceNow Pte. Ltd.	Singapore
ServiceNow South Africa Pty Ltd.	South Africa
ServiceNow Korea Limited	South Korea
ServiceNow Spain SL	Spain
ServiceNow Sweden AB	Sweden
ServiceNow Switzerland GmbH	Switzerland
ServiceNow (Thailand) Limited	Thailand
ServiceNow Middle East FZ-LLC	UAE
ServiceNow UK Limited	United Kingdom
Sweagle Ltd.	United Kingdom
UK Moveworks Limited	United Kingdom